Exhibit 99.1

6708

2019—Q2

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended June 30, 2019

Overview:	**Section I**
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	4
Financial Statements:	**Section II**
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds from Operations	7
Diluted Share and Unit Computations	8
Adjusted Funds from Operations	9
EBITDAre and Adjusted EBITDA	10
Portfolio Information:	**Section III**
Office and Data Center Shell Properties by Segment	11
NOI from Real Estate Operations and Occupancy by Property Grouping	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
Same Properties Average Occupancy Rates by Segment	15
Same Properties Period End Occupancy Rates by Segment	15
Same Properties Real Estate Revenues and NOI by Segment	16
Same Properties Cash NOI by Segment	17
Leasing – Office and Data Center Shell Portfolio	18-19
Lease Expiration Analysis	20-21
2019 Core Portfolio Quarterly Lease Expiration Analysis	22
Top 20 Tenants	23
Investing Activity:	**Section IV**
Property Dispositions	24
Summary of Construction Projects	25
Summary of Redevelopment Projects	26
Construction and Redevelopment Placed in Service	27
Summary of Land Owned/Controlled	28
Capitalization:	**Section V**
Capitalization Overview	29
Summary of Outstanding Debt	30-31
Debt Analysis	32
Consolidated Real Estate Joint Ventures	33
Unconsolidated Real Estate Joint Ventures	34
Reconciliations & Definitions:	**Section VI**
Supplementary Reconciliations of Non-GAAP Measures	35-37
Definitions	38-43
Earnings Release:	**i-x**

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations. We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of June 30, 2019, we derived 88% of our core portfolio annualized rental revenue from Defense/IT Locations and 12% from Regional Office Properties. As of June 30, 2019, our core portfolio of 167 office and data center shell properties, including 13 owned through unconsolidated joint ventures, encompassed 18.8 million square feet and was 94.1% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts that was 82.1% leased.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Paul R. Adkins, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: Fitch: BBB- Positive; Moody’s: Baa3 Stable; and S&P: BBB- Positive

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or reduced or delayed demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; possible adverse changes in tax laws; the dilutive effects of issuing additional common shares; our ability to achieve projected results; security breaches relating to cyber attacks, cyber intrusions or other factors; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Daniel Ismail	949-640-8780	dismail@greenst.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Haendel St. Juste	212-205-7860	haendel.st.juste@mizuhogroup.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
SMBC Nikko Securities America, Inc.	Rich Anderson	917-262-2795	randerson@smbcnikko-si.com
Stifel Financial Corp.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended										Six Months Ended
SUMMARY OF RESULTS	Refer.	6/30/19		3/31/19		12/31/18		9/30/18		6/30/18		6/30/19		6/30/18
Net income	6	$109,563		$22,318		$18,456		$20,322		$21,085		$131,881		$39,865
NOI from real estate operations	13	$86,136		$83,764		$80,738		$80,854		$80,918		$169,900		$159,444
Same Properties NOI	16	$73,268		$71,726		$71,430		$71,692		$71,977		$144,994		$141,887
Same Properties cash NOI	17	$73,436		$70,886		$71,011		$72,406		$70,304		$144,322		$138,062
Adjusted EBITDA	10	$80,280		$77,450		$75,200		$75,768		$75,572		$157,730		$149,279
Diluted AFFO avail. to common share and unit holders	9	$46,961		$46,648		$42,755		$38,340		$39,742		$94,137		$77,960
Dividend per common share	N/A	$0.275		$0.275		$0.275		$0.275		$0.275		$0.550		$0.550

Per share - diluted:
EPS	8	$0.95		$0.19		$0.16		$0.18		$0.19		$1.15		$0.36
FFO - Nareit	8	$0.52		$0.50		$0.49		$0.50		$0.51		$1.02		$1.00
FFO - as adjusted for comparability	8	$0.52		$0.50		$0.50		$0.50		$0.51		$1.03		$1.01

Numerators for diluted per share amounts:
Diluted EPS	6	$107,512		$20,773		$16,906		$18,583		$19,317		$128,840		$36,350
Diluted FFO available to common share and unit holders	7	$58,913		$56,740		$54,195		$53,642		$53,720		$116,181		$105,257
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$59,222		$56,788		$54,974		$53,938		$53,941		$116,538		$105,679

Payout ratios:
Diluted FFO	N/A	52.7%		54.7%		56.4%		56.3%		54.3%		53.5%		55.1%
Diluted FFO - as adjusted for comparability	N/A	52.4%		54.7%		55.6%		56.0%		54.1%		53.3%		54.9%
Diluted AFFO	N/A	66.1%		66.6%		71.5%		78.8%		73.4%		66.0%		74.4%

CAPITALIZATION
Total Market Capitalization	29	$4,794,853		$4,992,411		$4,193,726		$5,119,467		$4,979,083
Total Equity Market Capitalization	29	$2,997,549		$3,102,491		$2,355,222		$3,296,155		$3,095,017
Gross debt	30	$1,827,304		$1,919,920		$1,868,504		$1,853,312		$1,914,066
Net debt to adjusted book	32	36.1%		38.8%		38.9%		39.2%		41.1%		N/A		N/A
Net debt plus preferred equity to adjusted book	32	36.2%		39.0%		39.1%		39.4%		41.3%		N/A		N/A
Adjusted EBITDA fixed charge coverage ratio	32	3.7	x	3.6	x	3.6	x	3.6	x	3.6	x	3.7	x	3.6	x
Net debt to in-place adjusted EBITDA ratio	32	5.7	x	6.2	x	6.0	x	6.1	x	6.3	x	N/A		N/A
Net debt plus pref. equity to in-place adj. EBITDA ratio	32	5.7	x	6.2	x	6.0	x	6.1	x	6.3	x	N/A		N/A

Corporate Office Properties Trust
Selected Portfolio Data (1)

	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18
Operating Office and Data Center Shell Properties
# of Properties
Total Portfolio	169	165	163	161	159
Consolidated Portfolio	156	159	157	155	153
Core Portfolio	167	163	161	159	157
Same Properties	150	150	150	150	150

% Occupied
Total Portfolio	92.7%	92.6%	93.0%	92.1%	91.4%
Consolidated Portfolio	91.8%	92.2%	92.6%	91.7%	90.9%
Core Portfolio	92.9%	92.8%	93.1%	92.2%	91.5%
Same Properties	92.0%	92.2%	92.8%	92.0%	91.1%

% Leased
Total Portfolio	93.9%	93.5%	93.9%	93.9%	93.3%
Consolidated Portfolio	93.1%	93.1%	93.5%	93.5%	92.9%
Core Portfolio	94.1%	93.7%	94.0%	94.0%	93.4%
Same Properties	93.3%	93.1%	93.7%	93.7%	93.2%

Square Feet (in thousands)
Total Portfolio	18,945	18,338	18,094	17,867	17,655
Consolidated Portfolio	16,807	17,374	17,132	16,905	16,694
Core Portfolio	18,788	18,181	17,937	17,710	17,498
Same Properties	16,347	16,347	16,347	16,347	16,347

Wholesale Data Center
Megawatts Operational	19.25	19.25	19.25	19.25	19.25
% Leased	82.1%	87.6%	87.6%	87.6%	87.6%

(1)	Total and core portfolio and same properties include properties owned through unconsolidated real estate joint ventures (see page 34).

Corporate Office Properties Trust
Consolidated Balance Sheets
(dollars in thousands)

	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18
Assets
Properties, net:
Operating properties, net	$2,719,585	$2,865,829	$2,847,265	$2,796,577	$2,760,632
Construction and redevelopment in progress, including land (1)	185,007	146,514	139,304	149,042	91,630
Land held (1)	289,780	290,659	264,057	261,808	331,275
Total properties, net	3,194,372	3,303,002	3,250,626	3,207,427	3,183,537
Property - operating right-of-use assets (2)	27,434	27,569	—	—	—
Property - finance right-of-use assets (2)	40,476	40,488	—	—	—
Assets held for sale, net	54,448	—	—	42,226	42,226
Cash and cash equivalents	46,282	7,780	8,066	9,492	8,472
Investment in unconsolidated real estate joint ventures	65,336	39,359	39,845	40,318	40,806
Accounts receivable	58,189	25,261	26,277	19,245	23,656
Deferred rent receivable	86,707	91,304	89,350	89,171	89,606
Intangible assets on real estate acquisitions, net	31,162	33,172	43,470	47,065	50,586
Deferred leasing costs, net	52,227	51,736	50,191	49,510	48,183
Investing receivables	70,656	69,390	56,982	55,688	54,427
Prepaid expenses and other assets, net	76,180	86,798	91,198	90,224	70,863
Total assets	$3,803,469	$3,775,859	$3,656,005	$3,650,366	$3,612,362
Liabilities and equity
Liabilities:
Debt	$1,784,362	$1,876,149	$1,823,909	$1,808,030	$1,871,445
Accounts payable and accrued expenses	152,196	112,076	92,855	90,224	88,885
Rents received in advance and security deposits	27,477	25,635	30,079	23,159	24,905
Dividends and distributions payable	31,346	31,346	30,856	30,483	29,449
Deferred revenue associated with operating leases	8,161	8,415	9,125	10,006	10,783
Deferred property sale	—	—	—	43,377	43,377
Property - operating lease liabilities (2)	16,640	16,619	—	—	—
Interest rate derivatives	23,547	11,894	5,459	—	—
Other liabilities	10,826	10,162	10,414	9,927	10,489
Total liabilities	2,054,555	2,092,296	2,002,697	2,015,206	2,079,333
Redeemable noncontrolling interests	29,803	27,385	26,260	25,431	24,544
Equity:
COPT’s shareholders’ equity:
Common shares	1,119	1,119	1,102	1,088	1,033
Additional paid-in capital	2,475,293	2,475,497	2,431,355	2,390,484	2,254,430
Cumulative distributions in excess of net income	(780,667)	(856,703)	(846,808)	(833,508)	(822,270)
Accumulated other comprehensive (loss) income	(23,465)	(9,538)	(238)	10,108	9,012
Total COPT’s shareholders’ equity	1,672,280	1,610,375	1,585,411	1,568,172	1,442,205
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	21,039	20,167	19,168	19,525	44,651
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	16,992	16,836	13,669	13,232	12,829
Total noncontrolling interests in subsidiaries	46,831	45,803	41,637	41,557	66,280
Total equity	1,719,111	1,656,178	1,627,048	1,609,729	1,508,485
Total liabilities, redeemable noncontrolling interests and equity	$3,803,469	$3,775,859	$3,656,005	$3,650,366	$3,612,362

(1)	Refer to pages 25, 26 and 28 for detail.

(2)	Applicable to periods subsequent to 12/31/18 in connection with our adoption of lease accounting guidance effective 1/1/19 without adjustments to prior reporting periods.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	6/30/19	6/30/18
Revenues
Lease revenue	$131,415	$130,903	$129,596	$127,691	$127,907	$262,318	$255,040
Other property revenue	1,356	1,087	1,229	1,297	1,255	2,443	2,400
Construction contract and other service revenues	42,299	16,950	7,657	8,423	17,581	59,249	44,779
Total revenues	175,070	148,940	138,482	137,411	146,743	324,010	302,219
Operating expenses
Property operating expenses	47,886	49,445	51,298	49,340	49,446	97,331	100,397
Depreciation and amortization associated with real estate operations	34,802	34,796	36,219	34,195	33,190	69,598	66,702
Construction contract and other service expenses	41,002	16,326	7,111	8,058	16,941	57,328	43,157
Impairment losses	—	—	2,367	—	—	—	—
General and administrative expenses	7,650	6,719	5,105	5,796	6,067	14,369	11,928
Leasing expenses	1,736	2,032	1,976	1,103	1,561	3,768	2,992
Business development expenses and land carry costs	870	1,113	1,425	1,567	1,234	1,983	2,848
Total operating expenses	133,946	110,431	105,501	100,059	108,439	244,377	228,024
Interest expense	(18,475)	(18,674)	(18,475)	(19,181)	(18,945)	(37,149)	(37,729)
Interest and other income	1,849	2,286	74	1,486	1,439	4,135	2,798
Gain on sales of real estate	84,469	—	2,367	—	(23)	84,469	(27)
Loss on early extinguishment of debt	—	—	(258)	—	—	—	—
Income before equity in income of unconsolidated entities and income taxes	108,967	22,121	16,689	19,657	20,775	131,088	39,237
Equity in income of unconsolidated entities	420	391	1,577	374	373	811	746
Income tax benefit (expense)	176	(194)	190	291	(63)	(18)	(118)
Net income	109,563	22,318	18,456	20,322	21,085	131,881	39,865
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership	(1,339)	(257)	(210)	(380)	(608)	(1,596)	(1,152)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
Other consolidated entities	(1,268)	(1,037)	(1,061)	(1,080)	(878)	(2,305)	(1,799)
Net income attributable to COPT common shareholders	$106,791	$20,859	$17,020	$18,697	$19,434	$127,650	$36,584
Distributions on dilutive convertible preferred units	165	—	—	—	—	—	—
Redeemable noncontrolling interests	902	—	—	—	—	66	—
Common units in the Operating Partnership	—	—	—	—	—	1,515	—
Amount allocable to share-based compensation awards	(346)	(86)	(114)	(114)	(117)	(391)	(234)
Numerator for diluted EPS	$107,512	$20,773	$16,906	$18,583	$19,317	$128,840	$36,350

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	6/30/19	6/30/18
Net income	$109,563	$22,318	$18,456	$20,322	$21,085	$131,881	$39,865
Real estate-related depreciation and amortization	34,802	34,796	36,219	34,195	33,190	69,598	66,702
Impairment losses on real estate	—	—	2,367	—	—	—	—
Gain on sales of real estate	(84,469)	—	(2,367)	—	23	(84,469)	27
Depreciation and amortization on unconsolidated real estate JVs (1)	566	566	565	564	564	1,132	1,127
FFO - per Nareit (2)(3)	60,462	57,680	55,240	55,081	54,862	118,142	107,721
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
FFO allocable to other noncontrolling interests (4)	(1,188)	(971)	(1,011)	(1,060)	(753)	(2,159)	(1,697)
Basic and diluted FFO allocable to share-based compensation awards	(229)	(185)	(200)	(214)	(224)	(414)	(437)
Basic FFO available to common share and common unit holders (3)	58,880	56,359	53,864	53,642	53,720	115,239	105,257
Redeemable noncontrolling interests	33	381	331	—	—	942	—
Diluted FFO available to common share and common unit holders (3)	58,913	56,740	54,195	53,642	53,720	116,181	105,257
Loss on early extinguishment of debt	—	—	258	—	—	—	—
Demolition costs on redevelopment and nonrecurring improvements	—	44	163	251	9	44	48
Executive transition costs	—	4	371	46	213	4	376
Non-comparable professional and legal expenses	311	—	—	—	—	311	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(2)	—	(13)	(1)	(1)	(2)	(2)
Diluted FFO avail. to common share and common unit holders, as adj. for comparability (3)	$59,222	$56,788	$54,974	$53,938	$53,941	$116,538	$105,679

(1)	FFO adjustment pertaining to COPT’s share of unconsolidated real estate joint ventures reported on page 34.

(2)	See reconciliation on page 35 for components of FFO per Nareit.

(3)	Refer to the section entitled “Definitions” for a definition of this measure.

(4)	Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 33.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	6/30/19	6/30/18
EPS Denominator:
Weighted average common shares - basic	111,557	109,951	108,528	104,379	101,789	110,759	101,397
Dilutive effect of share-based compensation awards	310	267	45	231	119	289	131
Dilutive effect of forward equity sale agreements	—	—	—	178	—	—	—
Dilutive effect of redeemable noncontrolling interests	1,062	—	—	—	—	130	—
Dilutive convertible preferred units	176	—	—	—	—	—	—
Common units in the Operating Partnership	—	—	—	—	—	1,329	—
Weighted average common shares - diluted	113,105	110,218	108,573	104,788	101,908	112,507	101,528
Diluted EPS	$0.95	$0.19	$0.16	$0.18	$0.19	$1.15	$0.36

Weighted Average Shares for period ended:
Common Shares Outstanding	111,557	109,951	108,528	104,379	101,789	110,759	101,397
Dilutive effect of share-based compensation awards	310	302	45	231	119	289	131
Dilutive effect of forward equity sale agreements	—	—	—	178	—	—	—
Common units	1,327	1,331	1,345	2,135	3,197	1,329	3,208
Redeemable noncontrolling interests	136	1,013	1,126	—	—	1,037	—
Denominator for diluted FFO per share and as adjusted for comparability	113,330	112,597	111,044	106,923	105,105	113,414	104,736
Weighted average common units	(1,327)	(1,331)	(1,345)	(2,135)	(3,197)	—	(3,208)
Redeemable noncontrolling interests	926	(1,013)	(1,126)	—	—	(907)	—
Anti-dilutive EPS effect of share-based compensation awards	—	(35)	—	—	—	—	—
Dilutive convertible preferred units	176	—	—	—	—	—	—
Denominator for diluted EPS	113,105	110,218	108,573	104,788	101,908	112,507	101,528
Diluted FFO per share - Nareit	$0.52	$0.50	$0.49	$0.50	$0.51	$1.02	$1.00
Diluted FFO per share - as adjusted for comparability	$0.52	$0.50	$0.50	$0.50	$0.51	$1.03	$1.01

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	6/30/19	6/30/18
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$59,222	$56,788	$54,974	$53,938	$53,941	$116,538	$105,679
Straight line rent adjustments and lease incentive amortization	1,051	(1,667)	(46)	582	(1,195)	(616)	(2,023)
Amortization of intangibles included in NOI	(50)	62	153	153	231	12	587
Share-based compensation, net of amounts capitalized	1,623	1,673	1,601	1,557	1,550	3,296	3,035
Amortization of deferred financing costs	529	528	550	468	468	1,057	936
Amortization of net debt discounts, net of amounts capitalized	374	370	365	362	358	744	712
Accum. other comprehensive loss on derivatives amortized to expense	33	34	34	33	34	67	68
Replacement capital expenditures (1)	(16,002)	(11,173)	(14,848)	(18,803)	(15,613)	(27,175)	(31,133)
Other diluted AFFO adjustments associated with real estate JVs (2)	181	33	(28)	50	(32)	214	99
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$46,961	$46,648	$42,755	$38,340	$39,742	$94,137	$77,960
Replacement capital expenditures (1)
Tenant improvements and incentives	$8,568	$7,152	$7,876	$12,894	$8,117	$15,720	$16,732
Building improvements	4,333	4,531	9,306	5,975	5,775	8,864	7,696
Leasing costs	2,761	3,182	3,800	2,945	1,822	5,943	3,102
Net (exclusions from) additions to tenant improvements and incentives	1,759	(1,469)	(2,131)	(896)	1,315	290	4,604
Excluded building improvements	(1,419)	(2,223)	(3,984)	(2,134)	(1,370)	(3,642)	(955)
Excluded leasing costs	—	—	(19)	19	(46)	—	(46)
Replacement capital expenditures	$16,002	$11,173	$14,848	$18,803	$15,613	$27,175	$31,133

(1) Refer to the section entitled “Definitions” for a definition of this measure.
(2) AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 33 and COPT’s share of unconsolidated real estate joint ventures reported on page 34.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	6/30/19	6/30/18
Net income	$109,563	$22,318	$18,456	$20,322	$21,085	$131,881	$39,865
Interest expense	18,475	18,674	18,475	19,181	18,945	37,149	37,729
Income tax (benefit) expense	(176)	194	(190)	(291)	63	18	118
Depreciation of furniture, fixtures and equipment	496	433	404	561	459	929	982
Real estate-related depreciation and amortization	34,802	34,796	36,219	34,195	33,190	69,598	66,702
Impairment losses on real estate	—	—	2,367	—	—	—	—
Gain on sales of real estate	(84,469)	—	(2,367)	—	23	(84,469)	27
Adjustments from unconsolidated real estate JVs (1)	830	827	832	830	828	1,657	1,652
EBITDAre	79,521	77,242	74,196	74,798	74,593	$156,763	$147,075
Loss on early extinguishment of debt	—	—	258	—	—	—	—
Net gain on other investments	(12)	(388)	(449)	—	—	(400)	—
Business development expenses	460	548	661	673	757	1,008	1,780
Non-comparable professional and legal expenses	311	—	—	—	—	311	—
Demolition costs on redevelopment and nonrecurring improvements	—	44	163	251	9	44	48
Executive transition costs	—	4	371	46	213	4	376
Adjusted EBITDA	80,280	77,450	75,200	75,768	75,572	$157,730	$149,279
Proforma NOI adjustment for property changes within period	(1,981)	252	2,052	166	418
In-place adjusted EBITDA	$78,299	$77,702	$77,252	$75,934	$75,990

(1) Includes COPT’s share of adjusted EBITDA adjustments in unconsolidated real estate joint ventures (see page 34).

Corporate Office Properties Trust
Office and Data Center Shell Properties by Segment (1) - 6/30/19
(square feet in thousands)

	# of Properties	Operational Square Feet	Occupancy %	Leased %
Core Portfolio: (2)
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	31	3,825	88.2%	90.7%
Howard County	35	2,775	94.0%	94.7%
Other	22	1,624	91.3%	92.8%
Total Fort Meade/BW Corridor	88	8,224	90.8%	92.5%
Northern Virginia (“NoVA”) Defense/IT	13	1,995	87.6%	87.8%
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%
Navy Support	21	1,243	90.9%	93.1%
Redstone Arsenal (Huntsville, Alabama)	9	706	98.7%	99.6%
Data Center Shells:
Consolidated Properties	9	1,547	100.0%	100.0%
Unconsolidated JV Properties (3)	13	2,138	100.0%	100.0%
Total Defense/IT Locations	160	16,806	93.3%	94.4%
Regional Office	7	1,982	89.3%	91.5%
Core Portfolio	167	18,788	92.9%	94.1%
Other Properties	2	157	72.1%	72.1%
Total Portfolio	169	18,945	92.7%	93.9%
Consolidated Portfolio	156	16,807	91.8%	93.1%

(1)	This presentation sets forth Core Portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties.

(3)	See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping - 6/30/19
(dollars and square feet in thousands)

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended	Six Months Ended
Core Portfolio:
Same Properties: (3)
Consolidated properties	142	15,226	91.7%	93.1%	$462,001	92.8%	$71,679	$141,775
Unconsolidated real estate JV (4)	6	964	100.0%	100.0%	5,551	1.1%	1,205	2,424
Total Same Properties in Core Portfolio	148	16,190	92.2%	93.6%	467,552	93.9%	72,884	144,199
Properties Placed in Service (5)	12	1,424	94.7%	94.8%	25,373	5.1%	4,856	8,442
Properties contributed to uncons. real estate JV (4)(6)	7	1,174	100.0%	100.0%	1,610	0.3%	3,061	6,231
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	4,951	10,233
Total Core Portfolio	167	18,788	92.9%	94.1%	494,535	99.4%	85,752	169,105
Other Properties (Same Properties)	2	157	72.1%	72.1%	3,139	0.6%	384	795
Total Portfolio	169	18,945	92.7%	93.9%	$497,674	100.0%	$86,136	$169,900
Consolidated Portfolio	156	16,807	91.8%	93.1%	$490,513	98.6%	$84,885	$167,430

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Core Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended	Six Months Ended
Core Portfolio:
Defense/IT Locations (6)(7):
Consolidated properties	147	14,668	92.3%	93.5%	$428,611	86.7%	$72,122	$141,763
Unconsolidated real estate JVs (4)	13	2,138	100.0%	100.0%	7,161	1.4%	1,251	2,470
Total Defense/IT Locations	160	16,806	93.3%	94.4%	435,772	88.1%	73,373	144,233
Regional Office	7	1,982	89.3%	91.5%	58,763	11.9%	7,428	14,845
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	4,951	10,027
Total Core Portfolio	167	18,788	92.9%	94.1%	$494,535	100.0%	$85,752	$169,105

(1)	Percentages calculated based on operational square feet.

(2)
Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $23.2 million as of 6/30/19. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

(3)	Includes office and data center shell properties stably owned and 100% operational since at least 1/1/18.

(4)	See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

(5)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/18.

(6)	Includes seven data center shell properties in which we sold a 90% interest and retained a 10% interest through a newly-formed unconsolidated real estate joint venture on 6/20/19.

(7)
For the seven data center shell properties in which we sold a 90% interest and retained a 10% interest through a newly-formed unconsolidated real estate joint venture on 6/20/19, the activity associated with these properties through 6/19/19 is included in consolidated properties and the activity thereafter is included in unconsolidated real estate JVs.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	6/30/19	6/30/18
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$61,659	$62,683	$62,756	$61,396	$61,993	$124,342	$124,775
NoVA Defense/IT	13,912	14,831	13,879	13,960	13,118	28,743	25,679
Lackland Air Force Base	12,104	11,561	11,207	11,254	12,382	23,665	23,825
Navy Support	8,185	8,155	8,031	7,899	8,127	16,340	15,997
Redstone Arsenal	3,968	3,939	3,726	3,734	3,652	7,907	7,285
Data Center Shells-Consolidated	8,624	7,354	7,175	6,689	5,955	15,978	11,786
Total Defense/IT Locations	108,452	108,523	106,774	104,932	105,227	216,975	209,347
Regional Office	15,018	14,833	15,329	15,272	15,296	29,851	30,580
Wholesale Data Center	8,560	7,871	7,929	7,781	8,105	16,431	16,182
Other	741	763	793	1,003	534	1,504	1,331
Consolidated real estate revenues	$132,771	$131,990	$130,825	$128,988	$129,162	$264,761	$257,440

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$42,315	$40,348	$41,331	$41,549	$41,894	$82,663	$83,072
NoVA Defense/IT	9,218	9,539	8,699	8,442	8,209	18,757	16,047
Lackland Air Force Base	5,456	5,602	4,843	4,822	4,888	11,058	9,733
Navy Support	4,899	4,751	4,438	4,691	4,696	9,650	9,262
Redstone Arsenal	2,369	2,400	2,194	2,165	2,143	4,769	4,336
Data Center Shells:
Consolidated properties	7,865	7,001	6,117	6,115	5,156	14,866	10,193
COPT’s share of unconsolidated real estate JVs (1)	1,251	1,219	1,211	1,206	1,202	2,470	2,401
Total Defense/IT Locations	73,373	70,860	68,833	68,990	68,188	144,233	135,044
Regional Office	7,428	7,417	7,548	7,847	8,127	14,845	15,533
Wholesale Data Center	4,942	5,033	3,960	3,816	3,955	9,975	7,774
Other	393	454	397	201	648	847	1,093
NOI from real estate operations	$86,136	$83,764	$80,738	$80,854	$80,918	$169,900	$159,444

(1)     See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	6/30/19	6/30/18
Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$42,180	$40,256	$41,027	$41,398	$41,338	$82,436	$81,550
NoVA Defense/IT	8,771	8,757	8,773	9,394	7,312	17,528	14,530
Lackland Air Force Base	5,731	5,383	5,157	5,012	5,067	11,114	10,091
Navy Support	5,113	4,785	4,508	4,925	4,933	9,898	9,510
Redstone Arsenal	2,302	2,330	2,219	2,221	2,200	4,632	4,367
Data Center Shells:
Consolidated properties	7,247	6,462	5,688	5,630	4,755	13,709	9,052
COPT’s share of unconsolidated real estate JVs (1)	1,202	1,160	1,154	1,144	1,134	2,362	2,266
Total Defense/IT Locations	72,546	69,133	68,526	69,724	66,739	141,679	131,366
Regional Office	7,367	6,990	6,990	7,108	7,465	14,357	14,359
Wholesale Data Center	3,945	4,698	3,601	3,391	3,479	8,643	6,853
Other	465	525	435	236	673	990	1,142
Cash NOI from real estate operations	84,323	81,346	79,552	80,459	78,356	165,669	153,720
Straight line rent adjustments and lease incentive amortization	(1,274)	1,505	(40)	(669)	1,116	231	1,542
Amortization of acquired above- and below-market rents	73	(40)	(97)	(98)	(176)	33	(476)
Amortization of below-market cost arrangements	(23)	(23)	(56)	(55)	(55)	(46)	(111)
Lease termination fees, gross	2,458	521	906	830	771	2,979	1,926
Tenant funded landlord assets and lease incentives	530	396	416	325	838	926	2,708
Cash NOI adjustments in unconsolidated real estate JVs	49	59	57	62	68	108	135
NOI from real estate operations	$86,136	$83,764	$80,738	$80,854	$80,918	$169,900	$159,444

(1)	See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Six Months Ended
			6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	6/30/19	6/30/18
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	84	7,950	91.3%	91.2%	92.3%	92.1%	91.1%	91.2%	91.1%
NoVA Defense/IT	13	1,995	88.5%	91.3%	85.8%	82.9%	82.9%	89.9%	82.9%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,243	90.8%	89.5%	89.8%	87.1%	88.3%	90.1%	88.3%
Redstone Arsenal	7	651	98.4%	98.5%	99.0%	98.7%	98.2%	98.4%	98.2%
Data Center Shells:
Consolidated properties	3	452	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
COPT’s share of unconsolidated real estate JV (2)	6	964	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	141	14,208	92.6%	92.9%	92.7%	92.0%	91.5%	92.7%	91.5%
Regional Office	7	1,982	88.9%	88.1%	89.3%	88.3%	87.3%	88.5%	87.3%
Core Portfolio Same Properties	148	16,190	92.2%	92.3%	92.3%	91.5%	91.0%	92.2%	91.0%
Other Same Properties	2	157	72.7%	73.7%	77.2%	80.6%	80.6%	73.2%	80.6%
Total Same Properties	150	16,347	92.0%	92.1%	92.2%	91.4%	90.9%	92.0%	90.9%

Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet	Three Months Ended
			6/30/19	3/31/19	12/31/18	9/30/18	6/30/18
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	84	7,950	91.4%	91.1%	92.1%	92.8%	91.6%
NoVA Defense/IT	13	1,995	87.6%	91.7%	91.3%	83.8%	82.9%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,243	90.9%	90.9%	90.5%	88.0%	88.2%
Redstone Arsenal	7	651	98.6%	98.3%	99.0%	99.0%	98.2%
Data Center Shells:
Consolidated properties	3	452	100.0%	100.0%	100.0%	100.0%	100.0%
COPT’s share of unconsolidated real estate JV (2)	6	964	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	141	14,208	92.6%	93.0%	93.5%	92.6%	91.8%
Regional Office	7	1,982	89.3%	88.3%	89.2%	89.0%	87.2%
Core Portfolio Same Properties	148	16,190	92.2%	92.4%	93.0%	92.1%	91.2%
Other Same Properties	2	157	72.1%	73.7%	77.2%	77.2%	82.2%
Total Same Properties	150	16,347	92.0%	92.2%	92.8%	92.0%	91.1%

(1)	Includes office and data center shell properties stably owned and 100% operational since at least 1/1/18.

(2)	See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	6/30/19	6/30/18
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$60,051	$61,119	$61,331	$60,025	$60,314	$121,170	$121,214
NoVA Defense/IT	13,912	14,831	13,879	13,960	13,117	28,743	25,669
Lackland Air Force Base	11,479	10,928	11,200	11,254	12,382	22,407	23,825
Navy Support	8,185	8,155	8,031	7,899	8,127	16,340	15,997
Redstone Arsenal	3,793	3,785	3,696	3,733	3,652	7,578	7,285
Data Center Shells	1,912	1,281	2,438	1,967	1,972	3,193	3,932
Total Defense/IT Locations	99,332	100,099	100,575	98,838	99,564	199,431	197,922
Regional Office	15,018	14,833	15,300	15,271	15,294	29,851	30,462
Other Properties	741	760	821	1,003	528	1,501	1,311
Same Properties real estate revenues	$115,091	$115,692	$116,696	$115,112	$115,386	$230,783	$229,695

Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,279	$39,380	$40,378	$40,440	$40,392	$80,659	$80,142
NoVA Defense/IT	9,219	9,539	8,699	8,442	8,197	18,758	16,028
Lackland Air Force Base	4,841	4,972	4,837	4,822	4,888	9,813	9,733
Navy Support	4,899	4,751	4,438	4,691	4,696	9,650	9,262
Redstone Arsenal	2,264	2,321	2,171	2,165	2,143	4,585	4,336
Data Center Shells:
Consolidated properties	1,747	1,716	1,741	1,739	1,746	3,463	3,533
COPT’s share of unconsolidated real estate JV (1)	1,205	1,219	1,211	1,206	1,202	2,424	2,401
Total Defense/IT Locations	65,454	63,898	63,475	63,505	63,264	129,352	125,435
Regional Office	7,430	7,417	7,500	7,846	8,125	14,847	15,438
Other Properties	384	411	455	341	588	795	1,014
Same Properties NOI	$73,268	$71,726	$71,430	$71,692	$71,977	$144,994	$141,887

(1)     See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	6/30/19	6/30/18
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,393	$39,419	$40,126	$40,609	$39,985	$80,812	$78,857
NoVA Defense/IT	8,771	8,757	8,774	9,394	7,300	17,528	14,512
Lackland Air Force Base	5,161	5,293	5,157	5,012	5,067	10,454	10,091
Navy Support	5,113	4,785	4,508	4,924	4,934	9,898	9,511
Redstone Arsenal	2,359	2,391	2,224	2,221	2,199	4,750	4,366
Data Center Shells:
Consolidated properties	1,655	1,608	1,634	1,618	1,609	3,263	3,133
COPT’s share of unconsolidated real estate JV (1)	1,160	1,160	1,154	1,144	1,134	2,320	2,266
Total Defense/IT Locations	65,612	63,413	63,577	64,922	62,228	129,025	122,736
Regional Office	7,368	6,990	6,943	7,107	7,463	14,358	14,264
Other Properties	456	483	491	377	613	939	1,062
Same Properties cash NOI	73,436	70,886	71,011	72,406	70,304	144,322	138,062
Straight line rent adjustments and lease incentive amortization	(1,071)	(65)	(800)	(1,699)	447	(1,136)	16
Amortization of acquired above- and below-market rents	73	(40)	(97)	(98)	(176)	33	(476)
Amortization of below-market cost arrangements	(23)	(23)	(56)	(56)	(55)	(46)	(110)
Lease termination fees, gross	285	521	906	759	558	806	1,566
Tenant funded landlord assets and lease incentives	522	388	409	318	831	910	2,694
Cash NOI adjustments in unconsolidated real estate JV (1)	46	59	57	62	68	105	135
Same Properties NOI	$73,268	$71,726	$71,430	$71,692	$71,977	$144,994	$141,887
Percentage change in total Same Properties cash NOI (2)	4.5%					4.5%
Percentage change in Defense/IT Locations Same Properties cash NOI (2)	5.4%					5.1%

(1)	See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

(2)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Quarter Ended 6/30/19
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	275	11	105	242	—	634	24	1	659
Expiring Square Feet	321	103	108	242	—	774	38	1	813
Vacating Square Feet	46	91	3	—	—	140	14	—	154
Retention Rate (% based upon square feet)	85.8%	11.1%	97.5%	100.0%	—%	81.9%	62.9%	100.0%	81.1%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$3.15	$1.31	$3.92	$0.44	$—	$2.21	$2.35	$0.91	$2.21
Weighted Average Lease Term in Years	4.5	5.3	2.1	1.0	—	2.8	1.9	1.9	2.8
Average Rent Per Square Foot
Renewal Average Rent	$33.98	$31.58	$25.84	$21.98	$—	$28.00	$38.12	$21.83	$28.35
Expiring Average Rent	$33.81	$35.00	$24.09	$21.46	$—	$27.50	$35.64	$23.50	$27.78
Change in Average Rent	0.5%	(9.8)%	7.3%	2.5%	—%	1.8%	7.0%	(7.1)%	2.1%
Cash Rent Per Square Foot
Renewal Cash Rent	$33.49	$32.29	$25.54	$21.98	$—	$27.76	$37.51	$21.50	$28.09
Expiring Cash Rent	$35.97	$38.43	$25.70	$21.46	$—	$28.77	$37.27	$23.50	$29.06
Change in Cash Rent	(6.9)%	(16.0)%	(0.6)%	2.5%	—%	(3.5)%	0.6%	(8.5)%	(3.3)%
Average Escalations Per Year	2.6%	2.5%	2.7%	—%	—%	2.6%	3.0%	3.0%	2.6%
New Leases
Development and Redevelopment Space
Leased Square Feet	60	—	—	363	230	652	—	—	652
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$9.26	$—	$—	$3.68	$—	$2.89	$—	$—	$2.89
Weighted Average Lease Term in Years	8.2	—	—	8.9	15.0	11.0	—	—	11.0
Average Rent Per Square Foot	$29.57	$—	$—	$17.92	$22.22	$20.50	$—	$—	$20.50
Cash Rent Per Square Foot	$28.75	$—	$—	$16.95	$19.44	$18.91	$—	$—	$18.91
Vacant Space (3)
Leased Square Feet	149	3	35	—	—	187	54	4	245
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$6.18	$13.76	$5.47	$—	$—	$6.16	$8.26	$0.88	$6.54
Weighted Average Lease Term in Years	5.0	6.3	5.2	—	—	5.1	11.4	2.0	6.4
Average Rent Per Square Foot	$29.32	$30.98	$23.96	$—	$—	$28.34	$33.30	$21.83	$29.33
Cash Rent Per Square Foot	$29.52	$30.25	$25.05	$—	$—	$28.69	$30.91	$21.50	$29.07
Total Square Feet Leased	484	14	141	605	230	1,473	78	5	1,556
Average Escalations Per Year	2.6%	2.6%	2.6%	3.0%	2.3%	2.6%	2.3%	3.0%	2.6%
Average Escalations Excl. Data Center Shells									2.7%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term is based on the lease term determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2)	Committed costs include tenant improvements and leasing commissions and exclude free rent concession.

(3)	Vacant space includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Six Months Ended 6/30/19
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	423	11	222	246	—	902	28	20	950
Expiring Square Feet	563	103	241	246	—	1,154	42	26	1,221
Vacating Square Feet	140	91	20	—	—	251	14	6	271
Retention Rate (% based upon square feet)	75.1%	11.1%	91.9%	100.0%	—%	78.2%	66.6%	78.4%	77.8%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$3.24	$1.31	$4.61	$0.60	$—	$2.83	$2.05	$1.60	$2.78
Weighted Average Lease Term in Years	4.1	5.3	3.7	1.1	—	3.2	2.0	1.1	3.1
Average Rent Per Square Foot
Renewal Average Rent	$32.93	$31.58	$33.41	$22.09	$—	$30.07	$38.10	$24.92	$30.20
Expiring Average Rent	$33.32	$35.00	$34.05	$21.55	$—	$30.31	$35.99	$23.55	$30.33
Change in Average Rent	(1.2)%	(9.8)%	(1.9)%	2.5%	—%	(0.8)%	5.9%	5.8%	(0.5)%
Cash Rent Per Square Foot
Renewal Cash Rent	$32.62	$32.29	$33.82	$22.05	$—	$30.03	$37.45	$24.90	$30.13
Expiring Cash Rent	$34.97	$38.43	$35.76	$21.55	$—	$31.55	$37.65	$24.58	$31.58
Change in Cash Rent	(6.7)%	(16.0)%	(5.4)%	2.3%	—%	(4.8)%	(0.6)%	1.3%	(4.6)%
Average Escalations Per Year	2.5%	2.5%	2.6%	3.0%	—%	2.6%	3.0%	3.0%	2.6%
New Leases
Development and Redevelopment Space
Leased Square Feet	104	—	—	426	661	1,191	—	—	1,191
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$10.32	$—	$—	$5.26	$—	$2.78	$—	$—	$2.78
Weighted Average Lease Term in Years	7.0	—	—	8.4	15.1	12.0	—	—	12.0
Average Rent Per Square Foot	$27.84	$—	$—	$18.42	$21.57	$20.99	$—	$—	$20.99
Cash Rent Per Square Foot	$26.99	$—	$—	$17.70	$18.87	$19.16	$—	$—	$19.16
Vacant Space (3)
Leased Square Feet	226	11	47	4	—	287	80	4	371
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$5.28	$11.14	$5.27	$16.53	$—	$5.65	$9.51	$0.88	$6.43
Weighted Average Lease Term in Years	5.0	7.3	5.1	5.7	—	5.1	9.9	2.0	6.1
Average Rent Per Square Foot	$28.22	$27.69	$23.97	$26.05	$—	$27.48	$34.22	$21.83	$28.88
Cash Rent Per Square Foot	$28.46	$27.31	$24.69	$24.94	$—	$27.76	$32.74	$21.50	$28.77
Total Square Feet Leased	752	22	269	676	661	2,380	108	24	2,511
Average Escalations Per Year	2.6%	2.6%	2.6%	2.9%	2.3%	2.5%	2.4%	3.0%	2.5%
Average Escalations Excl. Data Center Shells									2.7%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term is based on the lease term determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2)	Committed costs include tenant improvements and leasing commissions and exclude free rent concession.

(3)	Vacant space includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

Corporate Office Properties Trust
Lease Expiration Analysis as of 6/30/19 (1)
(dollars and square feet in thousands, except per square foot amounts)

Office and Data Center Shells

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot

Core Portfolio
Ft Meade/BW Corridor	708	$23,191	4.7%	$32.62
NoVA Defense/IT	108	3,561	0.7%	32.87
Navy Support	46	1,043	0.2%	22.92
Redstone Arsenal	29	729	0.1%	24.92
Data Center Shells-Consolidated properties	155	2,729	0.6%	17.60
Regional Office	58	1,769	0.4%	30.76
2019	1,104	33,022	6.7%	29.84
Ft Meade/BW Corridor	1,077	38,503	7.8%	35.77
NoVA Defense/IT	164	4,872	1.0%	29.71
Lackland Air Force Base	250	11,633	2.4%	46.53
Navy Support	211	5,530	1.1%	26.19
Redstone Arsenal	11	247	—%	22.16
Regional Office	128	4,063	0.8%	31.85
2020	1,841	64,848	13.1%	35.24
Ft Meade/BW Corridor	990	33,946	6.9%	34.29
NoVA Defense/IT	108	3,102	0.6%	28.83
Navy Support	260	7,544	1.5%	29.01
Redstone Arsenal	400	8,872	1.8%	22.19
Regional Office	38	1,262	0.3%	32.98
2021	1,796	54,726	11.1%	30.48
Ft Meade/BW Corridor	623	20,863	4.2%	33.47
NoVA Defense/IT	135	4,507	0.9%	33.29
Navy Support	167	4,389	0.9%	26.23
Redstone Arsenal	4	110	—%	28.15
Regional Office	492	16,909	3.4%	34.38
2022	1,421	46,778	9.5%	32.90
Ft Meade/BW Corridor	1,347	45,950	9.3%	34.11
NoVA Defense/IT	144	4,642	0.9%	32.14
Navy Support	143	4,514	0.9%	31.61
Redstone Arsenal	7	164	—%	23.62
Regional Office	139	4,129	0.8%	29.63
2023	1,780	59,399	12.0%	33.36
Thereafter
Consolidated Properties	7,367	228,601	46.3%	30.65
Unconsolidated JV Properties	2,138	7,161	1.4%	12.72
Core Portfolio	17,447	$494,535	100.0%	$29.33

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot

Core Portfolio	17,447	$494,535	99.4%	$29.33
Other Properties	113	3,139	0.6%	27.66
Total Portfolio	17,560	$497,674	100.0%	$29.32
Consolidated Portfolio	15,422	$490,513
Unconsolidated JV Properties	2,138	$7,161

Note: As of 6/30/19, the weighted average lease term is 5.1 years for the Core Portfolio and Total Portfolio and 4.9 years for the Consolidated Portfolio.

Wholesale Data Center

Year of Lease Expiration	Critical Load(MW)	Total Annualized Rental Revenue of Expiring Leases (3)(000's)
2019	1.00	$1,732
2020	12.55	17,033
2021	0.15	368
2022	1.11	2,104
2023	1.00	1,691
Thereafter	—	237
	15.81	$23,165

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 6/30/19 of 223,000 for the Core Portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration is based on the lease term determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 6/30/19 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through unconsolidated real estate joint ventures that was allocable to COPT’s ownership interest.

(4)	Amounts reported represent the percentage of our Core Portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
2019 Core Portfolio Quarterly Lease Expiration Analysis as of 6/30/19 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	105	$2,553	0.5%	$24.29
NoVA Defense/IT	108	3,561	0.7%	32.87
Navy Support	29	605	0.1%	20.65
Regional Office	1	58	—%	43.53
Q3 2019	243	6,777	1.3%	27.76
Ft Meade/BW Corridor	603	20,638	4.2%	34.08
Navy Support	17	438	0.1%	27.04
Redstone Arsenal	29	729	0.1%	24.92
Data Center Shells-Consolidated Properties	155	2,729	0.6%	17.60
Regional Office	57	1,711	0.3%	30.46
Q4 2019	861	26,245	5.3%	30.43

	1,104	$33,022	6.7%	$29.84

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 6/30/19.

(2)	A number of our leases are subject to certain early termination provisions. The period of lease expiration is based on the lease term determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 6/30/19 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

(4)	Amounts reported represent the percentage of our Core Portfolio.

Corporate Office Properties Trust
Top 20 Tenants as of 6/30/19 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	Percentage of Total Annualized Rental Revenue (2)	Occupied Square Feet in Office and Data Center Shells	Weighted Average Remaining Lease Term in Office and Data Center Shells (3)
United States Government	(4)	$172,800	33.2%	4,287	4.9
VADATA, Inc.		41,506	8.0%	3,530	8.7
General Dynamics Corporation		26,824	5.2%	723	3.2
The Boeing Company		16,707	3.2%	609	2.3
CACI International Inc		12,420	2.4%	320	4.5
Northrop Grumman Corporation		12,194	2.3%	437	2.4
CareFirst Inc.		11,803	2.3%	341	3.4
Booz Allen Hamilton, Inc.		10,877	2.1%	294	2.2
Wells Fargo & Company		7,026	1.3%	184	8.6
Science Applications International Corp.		6,684	1.3%	173	2.2
AT&T Corporation		6,499	1.2%	317	6.0
University of Maryland		6,104	1.2%	211	5.6
Miles and Stockbridge, PC		5,903	1.1%	160	8.2
Kratos Defense and Security Solutions		5,245	1.0%	131	0.8
Transamerica Life Insurance Company		5,095	1.0%	140	2.5
The Raytheon Company		5,032	1.0%	136	2.0
Jacobs Engineering Group Inc		5,028	1.0%	165	6.6
The MITRE Corporation		4,170	0.8%	118	5.1
Mantech International Corp.		3,828	0.7%	135	4.7
Accenture Federal Services, LLC		3,694	0.7%	120	0.7
Subtotal Top 20 Tenants		369,439	71.0%	12,531	5.5
All remaining tenants		151,400	29.0%	5,029	4.1
Total/Weighted Average		$520,839	100.0%	17,560	5.1

(1)
Includes Annualized Rental Revenue (“ARR”) in our portfolio of operating office and data center shells and our wholesale data center. For properties owned through unconsolidated real estate joint ventures, includes COPT’s share of those properties’ ARR of $7.2 million (see page 34 for additional information).

(2)
Total ARR is the monthly contractual base rent as of 6/30/19, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.

(3)
Weighted average remaining lease term is based on the lease term determined in accordance with GAAP for our office and data center shell properties (i.e., excluding the effect of our wholesale data center leases). The weighting of the lease term was computed based on occupied square feet.

(4)
Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 6/30/19, $5.2 million in ARR (or 3.0% of our ARR from the United States Government and 1.0% of our total ARR) was through the General Services Administration (GSA).

Corporate Office Properties Trust
Property Dispositions
(dollars and square feet in thousands)

Property	Property Segment	Location	# of Properties	Operational Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price
Quarter Ended 6/30/19
90% interest in DC 15, 16, 17, 18, 19, 20 and 23	Data Center Shells	Northern Virginia	7	1,174	6/20/19	100.0%	$238,500	(1)

(1)
We sold a 90% interest in these properties based on an aggregate property value of $265.0 million and retained a 10% interest in the properties through a newly-formed joint venture. On 7/1/19, the joint venture obtained $153.6 million in non-recourse mortgage loans on the properties from which we received a distribution of additional net proceeds of $15.2 million.

Corporate Office Properties Trust
Summary of Construction Projects as of 6/30/19 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 7/29/19	as of 6/30/19 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Segment	Location
Redstone Arsenal:
4000 Market Street (4)	Huntsville, Alabama	43	100%	$9,577	$9,404	$7,603	4Q 18	3Q 19
4100 Market Street (5)	Huntsville, Alabama	36	100%	8,458	6,718	4,844	4Q 18	4Q 19
8800 Redstone Gateway	Huntsville, Alabama	76	100%	17,326	8,641	—	3Q 19	4Q 19
7500 Advanced Gateway	Huntsville, Alabama	113	100%	18,073	680	—	2Q 20	2Q 20
7600 Advanced Gateway	Huntsville, Alabama	126	100%	14,998	724	—	2Q 20	2Q 20
100 Secured Gateway	Huntsville, Alabama	222	0%	46,251	9,363	—	1Q 20	1Q 21
8600 Advanced Gateway	Huntsville, Alabama	100	80%	24,393	767	—	4Q 20	4Q 21
Subtotal / Average		716	66%	139,076	36,297	12,447

Data Center Shells:
Oak Grove B	Northern Virginia	216	100%	47,895	19,068	—	1Q 20	1Q 20
P2 A	Northern Virginia	230	100%	54,270	20,273	—	1Q 20	1Q 20
Oak Grove A	Northern Virginia	216	100%	48,295	17,992	—	2Q 20	2Q 20
P2 B	Northern Virginia	274	100%	64,636	26,140	—	3Q 20	3Q 20
P2 C	Northern Virginia	230	100%	51,120	17,566	—	1Q 21	1Q 21
Subtotal / Average		1,166	100%	266,216	101,039	—

Regional Office:
2100 L Street	Washington, DC	190	43%	174,000	98,979	—	1Q 20	1Q 21
Total Under Construction		2,072	83%	$579,292	$236,315	$12,447

(1)	Includes properties under, or contractually committed for, construction as of 6/30/19. Also included are P2 B and P2 C, which were leased subsequent to 6/30/19.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as under construction, 33,000 square feet were operational as of 6/30/19.

(5)	Although classified as under construction, 21,000 square feet were operational as of 6/30/19.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 6/30/19
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	% Leased as of 6/30/19	as of 6/30/19 (1)					Actual or Anticipated Completion Date	Anticipated Operational Date (2)
				Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
6950 Columbia Gateway Columbia, Maryland (3)	Ft Meade/BW Corridor	106	67%	$10,000	$15,526	$25,526	$18,114	$11,262	2Q 19	2Q 20

(1)	Cost includes land, construction, leasing costs and allocated portion of shared infrastructure.

(2)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3)	Although classified as under redevelopment, 10,000 square feet were operational as of 6/30/19.

Corporate Office Properties Trust
Construction and Redevelopment Placed in Service as of 6/30/19
(square feet in thousands)

		Total Property		Square Feet Placed in Service				Space Placed in Service % Leased as of 6/30/19
	Property Segment	% Leased as of 6/30/19	Rentable Square Feet	Prior Year	2019
Property and Location					1st Quarter	2nd Quarter	Total 2019
5801 University Research Court College Park, Maryland	Ft Meade/BW Corridor	100%	71	60	11	—	11	100%
IN 1 Northern Virginia	Data Center Shells	100%	149	—	149	—	149	100%
4100 Market Street Huntsville, Alabama	Redstone Arsenal	78%	36	—	21	—	21	100%
MP 1 Northern Virginia	Data Center Shells	100%	216	—	—	216	216	100%
DC 23 Northern Virginia (1)	Data Center Shells	100%	149	—	—	149	149	100%
IN 2 Northern Virginia	Data Center Shells	100%	216	—	—	216	216	100%
4000 Market Street Huntsville, Alabama	Redstone Arsenal	100%	43	18	—	15	15	100%
6950 Columbia Gateway Columbia, Maryland	Ft Meade/BW Corridor	67%	106	—	—	10	10	100%
Total Construction/Redevelopment Placed in Service		96%	986	78	181	606	787	100%

(1)	Subsequent to being placed in service, we sold a 90% interest in this property by contributing it into a newly-formed, unconsolidated joint venture on 6/20/19.

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 6/30/19 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Carrying Amount
Land owned/controlled for future development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	196	2,106
Howard County	19	290
Other	131	1,440
Total Fort Meade/BW Corridor	346	3,836
NoVA Defense/IT	59	1,968
Lackland AFB	49	785
Navy Support	44	109
Redstone Arsenal (2)	375	3,367
Data Center Shells	30	676
Total Defense/IT Locations	903	10,741
Regional Office	10	900
Total land owned/controlled for future development	913	11,641	$285,787

Other land owned/controlled	150	1,638	4,518
Land held, net	1,063	13,279	$290,305

(1)
This land inventory schedule includes properties under ground lease to us and excludes all properties listed as construction or redevelopment as detailed on pages 25 and 26. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”

(2)
This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 33). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years)	Stated Rate	Effective Rate (1)(2)	Gross Debt Balance at
				6/30/19
Debt
Secured debt	4.5	4.27%	4.16%	$182,943
Unsecured debt	4.0	4.14%	4.13%	1,614,361
Total Consolidated Debt	4.0	4.15%	4.13%	$1,797,304

Fixed rate debt (2)	4.2	4.30%	4.15%	$1,709,733
Variable rate debt	3.5	3.71%	3.87%	87,571
Total Consolidated Debt				$1,797,304

Preferred Equity		Redeemable
7.5% Series I Convertible Preferred Units (3)		Sep-19		$8,800

Common Equity (4)
Common Shares				111,950
Common Units				1,389
Total Common Shares and Units				113,339

Closing Common Share Price on 6/28/19				$26.37
Common Equity Market Capitalization				$2,988,749

Total Equity Market Capitalization				$2,997,549

Total Market Capitalization				$4,794,853

(1) Excludes the effect of deferred financing cost amortization.
(2) Includes the effect of interest rate swaps with notional amounts of $362.6 million that hedge the risk of changes in interest rates on variable rate debt.
(3) 352,000 units outstanding with a liquidation preference of $25 per unit, and convertible into 176,000 common units.
(4) Excludes unvested share-based compensation awards subject to market conditions.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Positive	9/12/18
Moody’s	Baa3	Stable	11/20/18
Standard & Poor’s	BBB-	Positive	6/21/19

Corporate Office Properties Trust
Summary of Outstanding Debt as of 6/30/19
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	L + 1.10%	$163,000	Mar-23	(1)(2)	7015 Albert Einstein Drive	7.87%		$191	$—	Nov-19
Senior Unsecured Notes					7200 & 7400 Redstone Gateway (3)	L + 1.85%		12,637	12,132	Oct-20
3.70% due 2021	3.70%	$300,000	Jun-21		7740 Milestone Parkway	3.96%		17,570	15,902	Feb-23
3.60% due 2023	3.60%	350,000	May-23		100 & 30 Light Street	4.32%		52,044	47,676	Jun-23
5.25% due 2024	5.25%	250,000	Feb-24		1000, 1200 and 1100 Redstone
5.00% due 2025	5.00%	300,000	Jul-25		Gateway (3)	4.47%	(4)	33,405	27,649	Jun-24
Subtotal - Senior Unsecured Notes	4.32%	$1,200,000			M Square (5825 & 5850
					University Research Court) (3)	3.82%		42,525	35,603	Jun-26
Unsecured Bank Term Loans					2100 L Street (2)(3)	L + 2.35%		24,571	24,571	Sep-22	(5)
2022 Maturity	L + 1.25%	$250,000	Dec-22	(2)	Total Secured Debt	4.27%		$182,943
Other Unsecured Debt	0.00%	1,361	May-26
Total Unsecured Debt	4.14%	$1,614,361

Debt Summary
Total Unsecured Debt	4.14%	$1,614,361
Total Secured Debt	4.27%	182,943
Consolidated Debt	4.15%	$1,797,304
Net discounts and deferred
financing costs		(12,942)
Debt, per balance sheet		$1,784,362

Consolidated Debt		$1,797,304
COPT’s share of unconsolid. JV gross debt (6)		30,000
Gross debt		$1,827,304

(1)	The Company’s $800 million Revolving Credit Facility matures in March 2023 and may be extended for two six-month periods, at our option.

(2)	Pre-payable anytime without penalty.

(3)	These properties are owned through consolidated joint ventures.

(4)	Represents the weighted average rate of three loans on the properties.

(5)	The loan maturity may be extended by one year, provided certain conditions are met.

(6)	See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 6/30/19 (continued)

(1) Revolving Credit Facility maturity of $163.0 million scheduled for 2023 is presented assuming our exercise of two six-month extension options.
(2) Includes the effect of interest rate swaps in effect that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended				As of and for Three Months Ended
Senior Note Covenants (1)	Required	6/30/19		Line of Credit & Term Loan Covenants (1)	Required	6/30/19
Total Debt / Total Assets	< 60%	37.5%		Total Debt / Total Assets	< 60%	32.7%
Secured Debt / Total Assets	< 40%	4.1%		Secured Debt / Total Assets	< 40%	3.5%
Debt Service Coverage	> 1.5x	4.0x		Adjusted EBITDA / Fixed Charges	> 1.5x	3.7x
Unencumbered Assets / Unsecured Debt	> 150%	267.0%		Unsecured Debt / Unencumbered Assets	< 60%	32.3%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	3.9x

Debt Ratios	Source			Unencumbered Portfolio Analysis
Gross debt	p. 30	$1,827,304		# of unencumbered properties		153
Adjusted book	p. 37	$4,937,290		% of total portfolio		91%
Net debt / adjusted book ratio		36.1%		Unencumbered square feet in-service		16,489
Net debt plus pref. equity / adj. book ratio		36.2%		% of total portfolio		87%
Net debt	p. 37	$1,780,616		NOI from unencumbered real estate operations		$78,668
Net debt plus preferred equity	p. 37	$1,789,416		% of total NOI from real estate operations		91%
In-place adjusted EBITDA	p. 10	$78,299		Adjusted EBITDA from unencumbered real estate operations		$72,982
Net debt / in-place adjusted EBITDA ratio		5.7	x	% of total adjusted EBITDA from real estate operations		91%
Net debt plus pref. equity / in-place adj. EBITDA ratio		5.7	x	Unencumbered adjusted book		$4,419,169
Denominator for debt service coverage	p. 36	$18,892		% of total adjusted book		90%
Denominator for fixed charge coverage	p. 36	$21,445
Adjusted EBITDA	p. 10	$80,280
Adjusted EBITDA debt service coverage ratio		4.2	x
Adjusted EBITDA fixed charge coverage ratio		3.7	x

(1) The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 6/30/19
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	NOI for the Three Months Ended 6/30/19 (1)	NOI for the Six Months Ended 6/30/19 (1)	Total Assets (2)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (3 properties)	313	96.8%	97.2%	$1,645	$3,249	$70,169	$42,525	50%
Huntsville, Alabama:
LW Redstone Company, LLC (8 properties)	569	99.2%	99.5%	1,926	3,876	97,186	46,042	85%
Total/Average	882	98.3%	98.7%	$3,571	$7,125	$167,355	$88,567

Non-operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	450	$10,743	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	4,029	101,203	—	85%
Washington, DC:
Stevens Place	190	99,436	24,571	95%
Total	4,669	$211,382	$24,571

(1)	Represents NOI of the joint venture operating properties before allocation to joint venture partners.

(2)	Total assets includes the assets of the consolidated joint venture plus any outside investment basis.

(3)	Total assets include $56.6 million due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Ventures as of 6/30/19
(dollars and square feet in thousands)

Joint venture information	DC Shell JV formed 7/21/16	DC Shell JV formed 6/20/19
COPT ownership %	50%	10%
COPT’s investment	$38,790	$26,546
Number of properties	6	7
Square feet	964	1,174
% occupied	100%	100%
COPT’s share of annualized rental revenue	$5,551	$1,610

Balance sheet information	DC Shell JV formed 7/21/16	DC Shell JV formed 6/20/19	Total	COPT’s Share (1)
Operating properties, net	$122,388	$245,599	$367,987	$85,754
Total assets	$137,450	$271,985	$409,435	$95,924
Debt	$59,670	$—	$59,670	$29,835
Total liabilities	$59,870	$6,528	$66,398	$30,588

	Three Months Ended 6/30/19				Six Months Ended 6/30/19
Operating information	DC Shell JV formed 7/21/16	DC Shell JV formed 6/20/19	Total	COPT’s Share (1)	DC Shell JV formed 7/21/16	DC Shell JV formed 6/20/19	Total	COPT’s Share (1)
Revenue	$2,902	$507	$3,409	$1,502	$5,940	$507	$6,447	$3,021
Operating expenses	(491)	(52)	(543)	(251)	(1,091)	(52)	(1,143)	(551)
NOI and EBITDA	2,411	455	2,866	1,251	4,849	455	5,304	2,470
Interest expense	(527)	—	(527)	(264)	(1,049)	—	(1,049)	(525)
Depreciation and amortization	(1,132)	—	(1,132)	(566)	(2,264)	—	(2,264)	(1,132)
Net income	$752	$455	$1,207	$421	$1,536	$455	$1,991	$813

NOI (per above)	$2,411	$455	$2,866	$1,251	$4,849	$455	$5,304	$2,470
Tenant funded landlord assets	(19)	—	(19)	(9)	(32)	—	(32)	(16)
Straight line rent adjustments	(72)	(37)	(109)	(40)	(177)	(37)	(214)	(92)
Cash NOI	$2,320	$418	$2,738	$1,202	$4,640	$418	$5,058	$2,362

(1) Represents the portion allocable to our ownership interest.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	6/30/19	6/30/18
NOI from real estate operations (1)
Real estate revenues (2)	$132,771	$131,990	$130,825	$128,988	$129,162	$264,761	$257,440
Property operating expenses (2)	(47,886)	(49,445)	(51,298)	(49,340)	(49,446)	(97,331)	(100,397)
COPT’s share of NOI in unconsolidated real estate JVs (3)	1,251	1,219	1,211	1,206	1,202	2,470	2,401
NOI from real estate operations	86,136	83,764	80,738	80,854	80,918	169,900	159,444
General and administrative expenses	(7,650)	(6,719)	(5,105)	(5,796)	(6,067)	(14,369)	(11,928)
Leasing expenses	(1,736)	(2,032)	(1,976)	(1,103)	(1,561)	(3,768)	(2,992)
Business development expenses and land carry costs	(870)	(1,113)	(1,425)	(1,567)	(1,234)	(1,983)	(2,848)
NOI from construction contracts and other service operations	1,297	624	546	365	640	1,921	1,622
Equity in (loss) income of unconsolidated non-real estate entities	(1)	(1)	1,198	(2)	(1)	(2)	(3)
Interest and other income	1,849	2,286	74	1,486	1,439	4,135	2,798
Loss on early extinguishment of debt	—	—	(258)	—	—	—	—
Interest expense	(18,475)	(18,674)	(18,475)	(19,181)	(18,945)	(37,149)	(37,729)
COPT’s share of interest expense of unconsolidated real estate JVs (3)	(264)	(261)	(267)	(266)	(264)	(525)	(525)
Income tax benefit (expense)	176	(194)	190	291	(63)	(18)	(118)
FFO - per Nareit (1)	$60,462	$57,680	$55,240	$55,081	$54,862	$118,142	$107,721

Real estate revenues
Lease revenue
Fixed contractual payments	$104,768	$105,335	$103,558	$102,284	$101,218	$210,103	$201,742
Variable lease payments
Lease termination fees	2,458	521	906	830	771	2,979	1,926
Other variable lease payments (4)	24,189	25,047	25,132	24,577	25,918	49,236	51,372
Lease revenue	131,415	130,903	129,596	127,691	127,907	262,318	255,040
Other property revenue	1,356	1,087	1,229	1,297	1,255	2,443	2,400
Real estate revenues	$132,771	$131,990	$130,825	$128,988	$129,162	$264,761	$257,440

Provision for credit losses (recoveries) (2)	$(2)	$70	$39	$39	$123	$68	$261

(1)	Refer to section entitled “Definitions” for a definition of this measure.

(2)	Provision for credit losses is included in real estate revenues in 2019 and property operating expenses in prior periods.

(3)	See page 34 for a schedule of the related components.

(4)	Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	6/30/19	6/30/18
Total interest expense	$18,475	$18,674	$18,475	$19,181	$18,945	$37,149	$37,729
Less: Amortization of deferred financing costs	(529)	(528)	(550)	(468)	(468)	(1,057)	(936)
Less: Amortization of net debt discounts, net of amounts capitalized	(374)	(370)	(365)	(362)	(358)	(744)	(712)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(33)	(34)	(34)	(33)	(34)	(67)	(68)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	258	255	260	261	258	513	513
Denominator for interest coverage	17,797	17,997	17,786	18,579	18,343	35,794	36,526
Scheduled principal amortization	1,095	1,098	1,079	1,060	1,049	2,193	2,101
Denominator for debt service coverage	18,892	19,095	18,865	19,639	19,392	37,987	38,627
Capitalized interest	2,388	2,004	1,748	1,410	1,397	4,392	2,771
Preferred unit distributions	165	165	165	165	165	330	330
Denominator for fixed charge coverage	$21,445	$21,264	$20,778	$21,214	$20,954	$42,709	$41,728

Preferred unit distributions	$165	$165	$165	$165	$165	$330	$330
Common share dividends - unrestricted shares and deferred shares	30,693	30,685	30,206	29,821	28,284	61,378	56,258
Common share dividends - restricted shares and deferred shares	63	68	114	114	117	131	234
Common unit distributions - unrestricted units	365	365	367	373	879	730	1,758
Common unit distributions - restricted units	23	20	—	—	—	43	—
Total dividends/distributions	$31,309	$31,303	$30,852	$30,473	$29,445	$62,612	$58,580

Common share dividends - unrestricted shares and deferred shares	$30,693	$30,685	$30,206	$29,821	$28,284	$61,378	$56,258
Common unit distributions - unrestricted units	365	365	367	373	879	730	1,758
Dividends and distributions for payout ratios	$31,058	$31,050	$30,573	$30,194	$29,163	$62,108	$58,016

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18
Total assets	$3,803,469	$3,775,859	$3,656,005	$3,650,366	$3,612,362
Accumulated depreciation	949,111	927,266	897,903	867,659	839,478
Accumulated depreciation included in assets held for sale	1,397	—	—	—	—
Accumulated amort. of real estate intangibles and deferred leasing costs	210,183	208,973	204,882	200,229	201,645
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	4	—	—	—	—
COPT’s share of liabilities of unconsolidated real estate JVs	30,588	30,156	29,917	30,103	30,015
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	6,578	6,012	5,446	4,881	4,317
Less: Property - operating lease liabilities	(16,640)	(16,619)	—	—	—
Less: Property - finance lease liabilities	(712)	(716)	(660)	(660)	(640)
Less: Disposed property included in assets held for sale	—	—	—	(42,226)	(42,226)
Less: Cash and cash equivalents	(46,282)	(7,780)	(8,066)	(9,492)	(8,472)
Less: COPT’s share of cash of unconsolidated real estate JVs	(406)	(377)	(293)	(444)	(410)
Adjusted book (1)	$4,937,290	$4,922,774	$4,785,134	$4,700,416	$4,636,069

Gross debt (page 30)	$1,827,304	$1,919,920	$1,868,504	$1,853,312	$1,914,066
Less: Cash and cash equivalents	(46,282)	(7,780)	(8,066)	(9,492)	(8,472)
Less: COPT’s share of cash of unconsolidated real estate JVs	(406)	(377)	(293)	(444)	(410)
Net debt	$1,780,616	$1,911,763	$1,860,145	$1,843,376	$1,905,184
Preferred equity	8,800	8,800	8,800	8,800	8,800
Net debt plus preferred equity	$1,789,416	$1,920,563	$1,868,945	$1,852,176	$1,913,984

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the JVs and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of real estate, gain or loss on early extinguishment of debt, net gain or loss on other investments, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not closely correlated with our operating performance.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of acquisition intangibles included in FFO and NOI (including above- and below-market leases and above- or below-market cost arrangements), lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, Same Properties groupings and individual properties.  We believe that NOI from real estate operations, our segment performance measure, is the most directly comparable GAAP measure to Cash NOI.

COPT’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to Diluted FFO.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs, accounting charges for original issuance costs associated with redeemed preferred shares and certain other expenses that we believe are not closely correlated with our operating performance.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to EBITDAre.

Corporate Office Properties Trust
Definitions

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income computed using GAAP, excluding gains on sales and impairment losses of real estate and real estate-related depreciation and amortization. FFO also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, real estate and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were disposed or removed from service; and (2) the addition of pro forma adjustments to NOI for (a) properties acquired or placed in service subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations and (b) significant mid-quarter occupancy changes associated with properties recently placed in service with no occupancy. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of our outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (defined above) by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio and Net debt plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt plus preferred equity (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Corporate Office Properties Trust
Definitions

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, Same Properties groupings and individual properties.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on unrestricted common shares and distributions to holders of interests in the Operating Partnership (excluding unvested share-based compensation awards) and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Corporate Office Properties Trust
Definitions

Same Properties NOI and Same Properties cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Average escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Construction Properties — Properties under, or contractually committed for, construction.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

First Generation Space — Newly-constructed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics.

Same Properties — Operating office and data center shell properties stably owned and 100% operational since at least 1/1/18.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com
COPT Reports Second Quarter 2019 Results
_______________________________________________________________________

EPS of $0.95 & FFO per Share of $0.52 Exceed Guidance
$0.75 per Share Gain on JV Contribution Drove EPS Outperformance
Strong Same-Property Cash NOI Growth of 4.5% Drove FFO Outperformance
Core Portfolio 92.9% Occupied & 94.1% Leased
606,000 SF of Development Placed into Service 100% Leased
_______________________________________________________________________

Record Leasing Volumes
1.6 Million SF Total Leasing Completed in 2Q19
2Q19 and 1H19 Vacancy Leasing Volumes Are Double 2018 Levels
Solid Tenant Retention in 2Q19 of 81.1%; Increasing Annual Guidance to 75%-80%
Adjusting Full Year 2019 Cash Rent Spreads on Renewals to Incorporate Incremental Early Renewals
Development Leasing of 652,000 SF in 2Q19; 1.7 Million SF To-Date
Raising 2019 Development Leasing Goal Further; Now Expect 2 Million SF
_______________________________________________________________________

Affirming Full-Year FFO per Share Guidance
Increasing Development Spend Guidance by another $75 Million, to $400-$450 Million
Contributing Two Additional Data Center Shells in 4Q19 to Recent Joint Venture
Highly-Leased Development Pipeline Expected to Drive Outsized FFO Growth in 2021
_______________________________________________________________________

COLUMBIA, MD July 29, 2019-Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the second quarter ended June 30, 2019.

Management Comments

Stephen E. Budorick, COPT’s President & Chief Executive Officer, commented, “Second quarter FFO per share exceeded the high-end of our guidance, driven in part by stronger-than-anticipated growth in same-property cash NOI of 4.5%. The strength of demand recovery throughout our Defense/IT locations continues to support record-levels of lease achievement, and we have already exceeded our previously elevated full-year goal of leasing 1.4 million square feet in development projects, setting a new corporate record for annual development leasing volume. Based on the pipeline of opportunities before us, we are increasing our development leasing target to 2.0 million square feet.” He continued, “As important, in June we created a strategic joint venture with a world class investment group.  Proceeds from this venture fund our 2019 development investment needs, as well as most of our expected 2020 development investment.”

i

Financial Highlights

2nd Quarter Financial Results:

•
Diluted earnings per share (“EPS”) was $0.95 for the quarter ended June 30, 2019 as compared to $0.19 for the second quarter of 2018. Second quarter 2019 EPS included a $0.75 per share gain on sale from contributing a 90% interest in seven data center shells to a joint venture with Blackstone Real Estate Income Trust, Inc. (“BREIT”).

•
Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition and as adjusted for comparability, was $0.52 for the second quarter of 2019 as compared to $0.51 for second quarter 2018 results.

Operating Performance Highlights

Operating Portfolio Summary:

•	At June 30, 2019, the Company’s core portfolio of 167 operating office properties was 92.9% occupied and 94.1% leased.

•
During the quarter, the Company placed all or portions of five developments aggregating 606,000 square feet into service that were 100% leased. During the six months ended June 30, 2019, the Company placed 787,000 square feet into service in properties that were 100% leased.

Same-Property Performance:

•	At June 30, 2019, COPT’s same-property portfolio of 150 buildings was 92.0% occupied and 93.3% leased.

•
For the quarter ended June 30, 2019, the Company’s total same-property cash NOI increased 4.5% over the prior year’s comparable period, driven by a 5.4% increase in same-property cash NOI from Defense/IT locations.

Leasing:

•
Total Square Feet Leased-For the quarter ended June 30, 2019, the Company leased 1.6 million total square feet, including 659,000 square feet of renewing leases, 245,000 square feet of new leases on vacant space, and 652,000 square feet in development projects.

For the six months ended June 30, 2019, the Company leased 2.5 million total square feet, including 950,000 square feet of renewing leases, 371,000 square feet of new leases on vacant space, and 1.2 million square feet in development projects.

•	Renewal Rates-During the quarter and six months ended June 30, 2019, the Company respectively renewed 81.1% and 77.8% of total expiring leases.

•
Cash Rent Spreads & Average Escalations on Renewing Leases-For the quarter and six months ended June 30, 2019, cash rents on renewed space decreased 3.3% and 4.6%, respectively. For the same time periods, average annual escalations on renewing leases were 2.6%.

•
Lease Terms-In the second quarter, lease terms averaged 2.8 years on renewing leases, 6.4 years on new leasing of vacant space, and 11.0 years on development leasing. For the six months, lease terms averaged 3.1 years on renewing leases, 6.1 years on new leasing of vacant space, and 12.0 years on development leasing.

Investment Activity Highlights

Development & Redevelopment Projects:

•
Construction Pipeline. At July 29, 2019, the Company’s construction pipeline consisted of 13 properties totaling 2.1 million square feet that were 83% leased. These projects have a total estimated cost of $579.3 million, of which $236.3 million has been incurred.

•
Redevelopment. At June 30, 2019, one project was under redevelopment totaling 106,000 square feet that was 67% leased. The Company has invested $18.1 million of the $25.5 million anticipated total cost.

Balance Sheet and Capital Transaction Highlights

•
On June 20, 2019, the Company raised $238.5 million of proceeds to fund development by contributing a 90% interest in seven data center shell properties to a joint venture with BREIT. The Company owns a 10% interest in the joint venture.

•
As of June 30, 2019, the Company’s net debt plus preferred equity to adjusted book ratio was 36.2% and its net debt plus preferred equity to in-place adjusted EBITDA ratio was 5.7x. For the same period, the Company’s adjusted EBITDA fixed charge coverage ratio was 3.7x.

•
As of June 30, 2019, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate was 4.15%; additionally, 95.1% of the Company’s debt was subject to fixed interest rates and the consolidated debt portfolio had a weighted average maturity of 4.0 years.

2019 Guidance
Management is increasing its previously issued guidance range of $1.34-$1.38 for full year EPS to include the gain on sale from contributing two more data center shell properties in the fourth quarter. The new range for full year EPS is $1.52-$1.56. The Company is reiterating its previously issued guidance range for full year FFOPS, as adjusted for comparability, of $2.01-$2.05.

Management also is establishing EPS and FFOPS, as adjusted for comparability, guidance for the third quarter ending September 30, 2019 at ranges of $0.14-$0.16 and $0.49-$0.51, respectively. Reconciliations of projected diluted EPS to projected FFOPS are as follows:

Reconciliation of EPS to FFOPS, per Nareit and As Adjusted for Comparability	Quarter ending		Year ending
	September 30, 2019		December 31, 2019
	Low	High	Low	High
EPS	$0.14	$0.16	$1.52	$1.56
Real estate depreciation and amortization	0.35	0.35	1.40	1.40
Gain on sales of real estate	—	—	(0.91)	(0.91)
FFOPS, Nareit definition and as adjusted for comparability	$0.49	$0.51	$2.01	$2.05

Updated Full-Year Guidance Assumptions - Management is updating the following assumptions for its full-year guidance:

•
Development Leasing Objective. Management is increasing its development leasing goal for the year, from the previously elevated target of 1.4 million square feet, to a new target of 2.0 million square feet.

•
Development Spend. Due to its expanded set of development opportunities, the Company is increasing its development investment guidance by $75 million, from the prior elevated range of $325-$375 million, to a new range of $400-$450 million.

•
Proceeds from Asset Sales. To fund its value-added developments, the Company is increasing its disposition guidance for the year from the previously elevated range of $200-$225 million, to $300 million.

•
Same Property Cash NOI Growth. The Company’s initial guidance assumes cash NOI from same-properties would increase 1.5%-3% for the year; the Company is increasing its assumption to growth of between 2.75%-3.25%.

•	Renewal Rates. The Company is increasing its tenant retention guidance for the full year from its original range of 70%-75% to a new range of 75%-80%.

•
Cash Rent Spreads on Renewing Leases. To incorporate the impact of executing sizeable early renewals that will be incremental to its original forecast, the Company is lowering its full-year guidance for cash rents on renewing leases, from the prior range of flat to down 2%, to a new range of (5%)-(4%).

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its second quarter 2019 conference call, the details of which are provided below. The accompanying slide presentation can be viewed on and downloaded from the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Conference Call Information
Management will discuss second quarter 2019 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date: Tuesday, July 30, 2019
Time: 12:00 p.m. Eastern Time
Telephone Number: (within the U.S.) 855-463-9057
Telephone Number: (outside the U.S.) 661-378-9894
Passcode: 9254219

The conference call will also be available via live webcast in the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Replay Information
A replay of the conference call will be available immediately via webcast on COPT’s Investors website. Additionally, a telephonic replay of this call will be available beginning at 3:00 p.m. Eastern Time on Tuesday, July 30 through 3:00 p.m. Eastern Time on Tuesday, August 13. To access the replay within the United States, please call 855-859-2056; to access it from outside the United States, please call 404-537-3406. In either case, use passcode 9254219.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of June 30, 2019, the Company derived 88% of its core portfolio annualized revenue from Defense/IT Locations and 12% from its Regional Office Properties. As of the same date and including 13 buildings owned through unconsolidated joint ventures, COPT’s core portfolio of 167 office and data center shell properties encompassed 18.8 million square feet and was 94.1% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or reduced or delayed demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	possible adverse changes in tax laws;

*	the dilutive effects of issuing additional common shares;

*	the Company's ability to achieve projected results;

*	security breaches relating to cyber attacks, cyber intrusions or other factors; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Revenues from real estate operations	$132,771	$129,162	$264,761	$257,440
Construction contract and other service revenues	42,299	17,581	59,249	44,779
Total revenues	175,070	146,743	324,010	302,219
Operating expenses
Property operating expenses	47,886	49,446	97,331	100,397
Depreciation and amortization associated with real estate operations	34,802	33,190	69,598	66,702
Construction contract and other service expenses	41,002	16,941	57,328	43,157
General and administrative expenses	7,650	6,067	14,369	11,928
Leasing expenses	1,736	1,561	3,768	2,992
Business development expenses and land carry costs	870	1,234	1,983	2,848
Total operating expenses	133,946	108,439	244,377	228,024
Interest expense	(18,475)	(18,945)	(37,149)	(37,729)
Interest and other income	1,849	1,439	4,135	2,798
Gain on sales of real estate	84,469	(23)	84,469	(27)
Income before equity in income of unconsolidated entities and income taxes	108,967	20,775	131,088	39,237
Equity in income of unconsolidated entities	420	373	811	746
Income tax benefit (expense)	176	(63)	(18)	(118)
Net income	109,563	21,085	131,881	39,865
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(1,339)	(608)	(1,596)	(1,152)
Preferred units in the OP	(165)	(165)	(330)	(330)
Other consolidated entities	(1,268)	(878)	(2,305)	(1,799)
Net income attributable to COPT common shareholders	$106,791	$19,434	$127,650	$36,584

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to COPT common shareholders	$106,791	$19,434	$127,650	$36,584
Distributions on dilutive convertible preferred units	165	—	—	—
Redeemable noncontrolling interests	902	—	66	—
Common units in the OP	—	—	1,515	—
Amount allocable to share-based compensation awards	(346)	(117)	(391)	(234)
Numerator for diluted EPS	$107,512	$19,317	$128,840	$36,350
Denominator:
Weighted average common shares - basic	111,557	101,789	110,759	101,397
Dilutive effect of share-based compensation awards	310	119	289	131
Dilutive effect of redeemable noncontrolling interests	1,062	—	130	—
Dilutive convertible preferred units	176	—	—	—
Common units in the OP	—	—	1,329	—
Weighted average common shares - diluted	113,105	101,908	112,507	101,528
Diluted EPS	$0.95	$0.19	$1.15	$0.36

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$109,563	$21,085	$131,881	$39,865
Real estate-related depreciation and amortization	34,802	33,190	69,598	66,702
Gain on sales of real estate	(84,469)	23	(84,469)	27
Depreciation and amortization on unconsolidated real estate JVs	566	564	1,132	1,127
Funds from operations (“FFO”)	60,462	54,862	118,142	107,721
Noncontrolling interests - preferred units in the OP	(165)	(165)	(330)	(330)
FFO allocable to other noncontrolling interests	(1,188)	(753)	(2,159)	(1,697)
Basic and diluted FFO allocable to share-based compensation awards	(229)	(224)	(414)	(437)
Basic FFO available to common share and common unit holders (“Basic FFO”)	58,880	53,720	115,239	105,257
Redeemable noncontrolling interests	33	—	942	—
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	58,913	53,720	116,181	105,257
Demolition costs on redevelopment and nonrecurring improvements	—	9	44	48
Executive transition costs	—	213	4	376
Non-comparable professional and legal expenses	311	—	311	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(2)	(1)	(2)	(2)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	59,222	53,941	116,538	105,679
Straight line rent adjustments and lease incentive amortization	1,051	(1,195)	(616)	(2,023)
Amortization of intangibles included in net operating income	(50)	231	12	587
Share-based compensation, net of amounts capitalized	1,623	1,550	3,296	3,035
Amortization of deferred financing costs	529	468	1,057	936
Amortization of net debt discounts, net of amounts capitalized	374	358	744	712
Accum. other comprehensive loss on derivatives amortized to expense	33	34	67	68
Replacement capital expenditures	(16,002)	(15,613)	(27,175)	(31,133)
Other diluted AFFO adjustments associated with real estate JVs	181	(32)	214	99
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$46,961	$39,742	$94,137	$77,960
Diluted FFO per share	$0.52	$0.51	$1.02	$1.00
Diluted FFO per share, as adjusted for comparability	$0.52	$0.51	$1.03	$1.01
Dividends/distributions per common share/unit	$0.275	$0.275	$0.550	$0.550

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	June 30, 2019	December 31, 2018
Balance Sheet Data
Properties, net of accumulated depreciation	$3,194,372	$3,250,626
Total assets	3,803,469	3,656,005
Debt, per balance sheet	1,784,362	1,823,909
Total liabilities	2,054,555	2,002,697
Redeemable noncontrolling interest	29,803	26,260
Equity	1,719,111	1,627,048
Net debt to adjusted book	36.1%	38.9%

Core Portfolio Data (as of period end) (1)
Number of operating properties	167	161
Total net rentable square feet owned (in thousands)	18,788	17,937
Occupancy %	92.9%	93.1%
Leased %	94.1%	94.0%

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2019		2018		2019		2018
Payout ratios
Diluted FFO	52.7%		54.3%		53.5%		55.1%
Diluted FFO, as adjusted for comparability	52.4%		54.1%		53.3%		54.9%
Diluted AFFO	66.1%		73.4%		66.0%		74.4%
Adjusted EBITDA fixed charge coverage ratio	3.7	x	3.6	x	3.7	x	3.6	x
Net debt to in-place adjusted EBITDA ratio (2)	5.7	x	6.3	x	N/A		N/A
Net debt plus preferred equity to in-place adjusted EBITDA ratio (3)	5.7	x	6.3	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	113,105		101,908		112,507		101,528
Weighted average common units	1,327		3,197		—		3,208
Redeemable noncontrolling interests	(926)		—		907		—
Dilutive convertible preferred units	(176)		—		—		—
Denominator for diluted FFO per share and as adjusted for comparability	113,330		105,105		113,414		104,736

(1)	Represents Defense/IT Locations and Regional Office properties.

(2)	Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

(3)
Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares and deferred shares	$30,693	$28,284	$61,378	$56,258
Common unit distributions - unrestricted units	365	879	730	1,758
Dividends and distributions for payout ratios	$31,058	$29,163	$62,108	$58,016

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$109,563	$21,085	$131,881	$39,865
Interest expense	18,475	18,945	37,149	37,729
Income tax (benefit) expense	(176)	63	18	118
Depreciation of furniture, fixtures and equipment	496	459	929	982
Real estate-related depreciation and amortization	34,802	33,190	69,598	66,702
Gain on sales of real estate	(84,469)	23	(84,469)	27
Adjustments from unconsolidated real estate JVs	830	828	1,657	1,652
EBITDAre	79,521	74,593	156,763	147,075
Net gain on other investments	(12)	—	(400)	—
Business development expenses	460	757	1,008	1,780
Non-comparable professional and legal expenses	311	—	311	—
Demolition costs on redevelopment and nonrecurring improvements	—	9	44	48
Executive transition costs	—	213	4	376
Adjusted EBITDA	80,280	75,572	$157,730	$149,279
Proforma net operating income adjustment for property changes within period	(1,981)	418
In-place adjusted EBITDA	$78,299	$75,990

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$18,475	$18,945	$37,149	$37,729
Less: Amortization of deferred financing costs	(529)	(468)	(1,057)	(936)
Less: Amortization of net debt discounts, net of amounts capitalized	(374)	(358)	(744)	(712)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(33)	(34)	(67)	(68)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	258	258	513	513
Scheduled principal amortization	1,095	1,049	2,193	2,101
Capitalized interest	2,388	1,397	4,392	2,771
Preferred unit distributions	165	165	330	330
Denominator for fixed charge coverage-Adjusted EBITDA	$21,445	$20,954	$42,709	$41,728

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$8,568	$8,117	$15,720	$16,732
Building improvements	4,333	5,775	8,864	7,696
Leasing costs	2,761	1,822	5,943	3,102
Net additions to tenant improvements and incentives	1,759	1,315	290	4,604
Excluded building improvements	(1,419)	(1,370)	(3,642)	(955)
Excluded leasing costs	—	(46)	—	(46)
Replacement capital expenditures	$16,002	$15,613	$27,175	$31,133

Same Properties cash NOI	$73,436	$70,304	$144,322	$138,062
Straight line rent adjustments and lease incentive amortization	(1,071)	447	(1,136)	16
Amortization of acquired above- and below-market rents	73	(176)	33	(476)
Amortization of below-market cost arrangements	(23)	(55)	(46)	(110)
Lease termination fees, gross	285	558	806	1,566
Tenant funded landlord assets and lease incentives	522	831	910	2,694
Cash NOI adjustments in unconsolidated real estate JV	46	68	105	135
Same Properties NOI	$73,268	$71,977	$144,994	$141,887

	June 30, 2019	December 31, 2018
Reconciliation of total assets to adjusted book
Total assets	$3,803,469	$3,656,005
Accumulated depreciation	949,111	897,903
Accumulated depreciation included in assets held for sale	1,397	—
Accumulated amortization of real estate intangibles and deferred leasing costs	210,183	204,882
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	4	—
COPT’s share of liabilities of unconsolidated real estate JVs	30,588	29,917
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	6,578	5,446
Less: Property - operating lease liabilities	(16,640)	—
Less: Property - finance lease liabilities	(712)	(660)
Less: Cash and cash equivalents	(46,282)	(8,066)
Less: COPT’s share of cash of unconsolidated real estate JVs	(406)	(293)
Adjusted book	$4,937,290	$4,785,134

Reconciliation of debt outstanding to net debt and net debt plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$1,827,304	$1,868,504
Less: Cash and cash equivalents	(46,282)	(8,066)
Less: COPT’s share of cash of unconsolidated real estate JVs	(406)	(293)
Net debt	$1,780,616	$1,860,145
Preferred equity	8,800	8,800
Net debt plus preferred equity	$1,789,416	$1,868,945

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